ITEM 77E.  LEGAL PROCEEDINGS

Since October 2003, Federated
and related entities (collectively,
"Federated"), and various Federated
funds ("Funds"), have been named as
defendants in several class action
lawsuits now pending in the
United States District Court for
the District of Maryland. The
lawsuits were purportedly filed
on behalf
of people who purchased, owned
and/or redeemed shares of
Federated-sponsored mutual
funds during
specified periods beginning
November 1, 1998. The suits are
generally similar in alleging that
Federated engaged in illegal
and improper trading practices
including market timing and
late trading in
concert with certain institutional
traders, which allegedly caused
financial injury to the mutual fund
shareholders. These lawsuits
began to be filed shortly after
Federated's first public
announcement that
it had received requests for
information on shareholder
trading activities in the Funds
from the SEC, the
Office of the New York State
Attorney General ("NYAG"), and
other authorities. In that regard, on
November 28, 2005, Federated
announced that it had reached final
settlements with the SEC and the
NYAG with respect to those matters.
Specifically, the SEC and NYAG
settled proceedings against three
Federated subsidiaries involving
undisclosed market timing arrangements
and late trading. The SEC
made findings: that Federated Investment
Management Company ("FIMC"),
an SEC-registered
investment adviser to various Funds,
and Federated Securities Corp., an
SEC-registered broker-dealer
and distributor for the Funds, violated
provisions of the Investment
Advisers Act and Investment
Company Act by approving, but not
disclosing, three market timing
arrangements, or the associated
conflict of interest between FIMC and
the funds involved in the
arrangements, either to other fund
shareholders or to the funds'
board; and that Federated
Shareholder Services Company,
formerly an
SEC-registered transfer agent,
failed to prevent a customer and a
Federated employee from late trading
in violation of provisions of the
Investment Company Act. The NYAG
found that such conduct violated
provisions of New York State law.
Federated entered into the settlements
without admitting or denying
the regulators' findings. As Federated
previously reported in 2004, it has
already paid approximately
$8.0 million to certain funds as
determined by an independent consultant.
As part of these settlements,
Federated agreed to pay disgorgement and a civil money penalty in the aggregate amount of an additional $72 million and, among other things, agreed that it would not serve as investment adviser to any registered investment company unless (i) at least 75% of the fund's directors are independent of
Federated, (ii) the chairman of each
such fund is independent of Federated,
(iii) no action may be taken
by the fund's board or any committee
thereof unless approved by a majority
of the independent trustees
of the fund or committee, respectively,
and (iv) the fund appoints a
"senior officer" who reports to the
independent trustees and is responsible for monitoring compliance by the fund with applicable laws and fiduciary duties and for managing the process by which management fees charged to a fund are approved. The settlements are described in Federated's announcement which, along with previous press releases and related communications on those matters, is available in the "About Us" section of
Federated's website at
FederatedInvestors.com.
Federated and various Funds have also
been named as defendants in several
additional lawsuits, the
majority of which are now pending in
the United States District Court for
the Western District of
Pennsylvania, alleging, among other
things, excessive advisory and
Rule 12b-1 fees.
The board of the Funds has retained
the law firm of Dickstein
Shapiro Morin & Oshinsky LLP to
represent the Funds in these lawsuits.
Federated and the Funds, and their
respective counsel, are
reviewing the allegations and intend to
defend this litigation. Additional
lawsuits based upon similar
allegations may be filed in the future.
The potential impact of these lawsuits,
all of which seek
unquantified damages, attorneys' fees,
and expenses, and future potential
similar suits is uncertain.
Although we do not believe that these
lawsuits will have a material adverse
effect on the Funds, there
can be no assurance that these suits,
ongoing adverse publicity and/or other
developments resulting
from the regulatory investigations will
not result in increased Fund redemptions, reduced sales of Fund shares, or other adverse consequences for the Funds.